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                                                             EXHIBIT NO. 99.9(b)


                              LEGAL OPINION CONSENT



I consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 2-92915 and 811-4096) (the "Registration Statement") of MFS(R) Municipal Series Trust (the "Trust"), of my opinion dated June 30, 1998, appearing in Post-Effective Amendment No. 32 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on July 20, 1998.





                                         JAMES R. BORDEWICK, JR.
                                         ---------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Clerk and Assistant Secretary

Boston, Massachusetts
October 10, 2000